                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF THE WARNACO GROUP, INC.

         The following is a list of subsidiaries of The Warnaco Group, Inc.
("Warnaco"). Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company                                           Country or State of                Also Doing
                                                     Incorporation                   Business As
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184 Benton Street Inc.                               Delaware                    Olga/Warner's, Warnaco
                                                                                 Factory Outlet, Hathaway
                                                                                 Factory Store, Warnaco
                                                                                 Outlet Stores
A.B.S. Clothing Collection, Inc.                     California
Abbeville Manufacturing Company                      Delaware
Authentic Fitness Corporation                        Delaware
Authentic Fitness de Mexico, S.A. de C.V.            Mexico
Authentic Fitness (H.K.) Ltd.                        Barbados
Authentic Fitness On-line, Inc.                      Nevada
Authentic Fitness Products Inc.                      Delaware
Authentic Fitness Retail Inc.                        Delaware
CCC Acquisition Corp.                                Delaware
C.F. Hathaway Company                                Delaware
Calvin Klein France SnC                              France
Calvin Klein Jeanswear Company                       Delaware
Centro de Corte de Tetla S.A. de C.V.                Mexico
CKJ Holdings, Inc.                                   Delaware
Designer Holdings Ltd.                               Delaware
Designer Holdings Overseas Limited                   Hong Kong
Donatex-Warnaco S.A.                                 Belgium
Eratex-Warnaco Lac Two GmbH & Co. KG                 Germany
Euralis S.A.S.                                       France
Gregory Street, Inc.                                 Delaware
Hamlet Shirt Company Ltd.                            United Kingdom
Jeanswear Holdings, Inc.                             Delaware
Juarmex S.A. de C.V.                                 Mexico
Kai Jay Manufacturing Company                        Delaware
Lejaby S.A.S.                                        France
Lenitex-Warnaco GesmbH                               Austria
Leratex-Warnaco Limited                              United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.                 Mexico
Linda Vista de Veracruz S.A. de C.V.                 Mexico
Lintex-Warnaco S.A.                                  Switzerland
Mullion International Limited                        British Virgin Islands
Myrtle Avenue, Inc.                                  Delaware
Outlet Holdings, Inc.                                Delaware
Outlet Stores, Inc.                                  Delaware                    Calvin Klein Outlet
                                                                                 Stores, New York Retail
                                                                                 Outlets
Penhaligon's by Request, Inc.                        Delaware
PMJ S.A.                                             France
Private Pleasures Limited                            United Kingdom
Rio Sportswear, Inc.                                 Delaware

Ubertech Products, Inc.                              Delaware
Vista de Huamantla S.A. de C.V.                      Mexico
Vista de Puebla S.A. de C.V.                         Mexico
Vista de Yucatan, S.A. de C.V.                       Mexico
WAC Internacional Distribucion de
Puebla S.A. de C.V.                                  Mexico
Warnaco (H.K.) Ltd. Barbados                         Barbados
Warnaco B.V.                                         Netherlands
Warnaco France SARL                                  France
Warnaco Germany GmbH                                 Germany
Warnaco Holland B.V.                                 Netherlands
Warnaco Inc.                                         Delaware                    Olga/Warner's, Warnaco
                                                                                 Factory Outlet
Warnaco International, L.L.C.                        Delaware
Warnaco Intimo S.A.                                  Spain
Warnaco Lac One GmbH                                 Germany
Warnaco Lac Two GmbH                                 Germany
Warnaco Limited (United Kingdom)                     United Kingdom
Warnaco Men's Sportswear Inc.                        Delaware
Warnaco Netherlands B.V.                             Netherlands
Warnaco of Canada Company                            Canada
Warnaco Operations Corporation                       Delaware
Warnaco Portugal-Vestuario e Acessorios,
  Sociedade Unipessoal, Lda.                         Portugal
Warnaco Puerto Rico, Inc.                            Delaware
Warnaco Singapore Private Ltd.                       Singapore
Warnaco Sourcing Inc.                                Delaware
Warnaco SrL                                          Italy
Warnaco U.S., Inc.                                   Delaware
Warner's (EIRE) Teoranta                             Ireland
Warner's (United Kingdom) Limited                    United Kingdom
Warner's Aiglon S.A.                                 France
Warner's Company (Belgium) S.A.                      Belgium
Warner's de Costa Rica Inc.                          Delaware
Warner's de Honduras S.A.                            Honduras
Warner's de Mexico S.A. de C.V.                      Mexico